UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Eden Bioscience Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

April 7, 2004

Dear Eden Bioscience Shareholders:

On behalf of Eden Bioscience Corporation, I cordially invite you to attend our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 18, 2004 at 9:00 a.m. (local time) at the Wyndham Garden Hotel, 19333 North Creek Parkway, Bothell, Washington.

At the Annual Meeting, you will be asked:

•	to elect three directors to the Eden Bioscience Board of Directors;

•	to approve the 2000 Stock Incentive Plan, as amended to permit a tax deduction by Eden Bioscience of certain executive compensation; and

•	to transact any other business properly presented at the Annual Meeting.

You will also have the opportunity to hear what has happened in our business during the past year and what our plans are for 2004 and to ask questions. You will find other detailed information about Eden Bioscience and our operations, including our annual report on Form 10-K and audited financial statements for fiscal year 2003, in the enclosed materials.

We hope you can join us on May 18. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

Sincerely,

William T. Weyerhaeuser
Chairman of the Board of Directors

Eden Bioscience Corporation ½ 3830 Monte Villa Parkway, Suite 100 ½ Bothell, Washington 98021-7266 ½ T. 425.806.7300 ½ F. 425.806.7400    www.edenbio.com

Eden Bioscience Corporation
3830 Monte Villa Parkway, Suite 100
Bothell, Washington 98021-7266

April 7, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 18, 2004

Dear Eden Bioscience Shareholders:

The 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of Eden Bioscience Corporation, a Washington corporation, will be held at the Wyndham Garden Hotel, located at 19333 North Creek Parkway, Bothell, Washington on Tuesday, May 18, 2004 at 9:00 a.m., local time. Only shareholders who owned stock of Eden Bioscience at the close of business on the record date, March 29, 2004, can vote at the Annual Meeting or any adjournments of the Annual Meeting that may take place. At the Annual Meeting we will ask you:

•	to elect three directors to our Board of Directors to serve for terms as described in the accompanying Proxy Statement;

•	to approve the 2000 Stock Incentive Plan, as amended to permit a tax deduction by Eden Bioscience of certain executive compensation; and

•	to transact any other business properly presented at the Annual Meeting.

Your Board of Directors unanimously recommends that you vote “FOR” the proposed slate of Directors and “FOR” approval of the 2000 Stock Incentive Plan, as amended to permit a tax deduction by Eden Bioscience of certain executive compensation described in the accompanying proxy statement.

At the Annual Meeting, we will also report on our 2003 business results, plans for 2004 and other matters of interest to shareholders.

To ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

The approximate date of mailing for this Proxy Statement and accompanying proxy card(s) is April 7, 2004.

BY ORDER OF THE BOARD OF DIRECTORS,

Rhett R. Atkins
President, Chief Executive Officer and Director

Please note that admission to the Annual Meeting will be limited to shareholders as of the March 29, 2004 record date or their authorized representatives, and guests.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

EDEN BIOSCIENCE CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (“Board of Directors”) of Eden Bioscience Corporation (“Eden Bioscience”) is sending you this Proxy Statement in connection with its solicitation of proxies for use at Eden Bioscience’s 2004 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 18, 2004 at 9:00 a.m., local time, at the Wyndham Garden Hotel, 19333 North Creek Parkway, Bothell, Washington.

We intend to give or mail to shareholders definitive copies of this Proxy Statement and accompanying proxy card on or about April 7, 2004.

Record Date, Outstanding Shares and Quorum

Only those shareholders who owned our common stock at the close of business on March 29, 2004, the record date for the Annual Meeting, can vote. At the close of business on that date, there were 24,361,990 issued and outstanding shares of our common stock. The presence at the Annual Meeting of a majority of such shares, whether in person or by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

Revocability of Proxies

If you give us your proxy, you have the power to revoke it at any time before it is exercised by:

•	notifying the Secretary of Eden Bioscience in writing before the Annual Meeting that you revoke your proxy;

•	delivering to the Secretary of Eden Bioscience before the Annual Meeting a signed proxy with a later date; or

•	attending the Annual Meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or otherwise. Our directors, officers and employees will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

Voting

You are entitled to one vote for each share of common stock you hold. For the election of directors, the directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected to the board. You are not entitled to cumulate votes in the election of directors. The proposal to approve the 2000 Stock Incentive Plan, as amended to permit a tax deduction by Eden Bioscience of certain executive compensation, will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal. If your shares are represented by proxy, they will be voted in accordance with your instructions. If your proxy is signed and returned without any instructions given, your shares will be voted in accordance with our recommendation. We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in the Proxy Statement and the accompanying notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

Abstentions and broker non-votes will have no effect on the proposals to be voted on at the Annual Meeting because they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the election of directors. However, current Nasdaq rules prohibit discretionary voting with respect to equity compensation plans.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Three Class III directors will be elected at the 2004 Annual Meeting of Shareholders, to serve until the 2007 annual meeting or until each director’s earlier retirement, resignation or removal. Rhett R. Atkins, D.B.A., Jon E. M. Jacoby and William T. Weyerhaeuser, Ph.D., who currently serve as Class III directors of Eden Bioscience, have been nominated by the Board of Directors for re-election at the Annual Meeting.

Biographical information regarding each of the nominees for the Board of Directors is set forth below. Unless otherwise instructed, the persons named as proxies on the accompanying proxy card intend to vote shares represented by properly executed proxies for such nominees. Although the Board of Directors anticipates that the three nominees will be available to serve as our directors, if any of them should be unwilling or unable to serve, the persons named as proxies will vote for the election of such substitute nominee or nominees as may be designated by the Board of Directors. Ages listed are as of March 15, 2004.

Nominees for Election of Class III Directors (terms to expire in 2007)

Rhett R. Atkins, D.B.A. (age 50) was appointed President, Chief Executive Officer and a member of the Board of Directors in June 2002. From January 2001 to June 2002, Dr. Atkins was President of Palmetto Ag Inc., a retail provider of seed and chemical crop inputs. From September 1991 to December 2000, Dr. Atkins worked for Micro Flo Company, an agricultural chemical production company, in various executive positions related to sales, marketing and research and development. From 1981 to 1991, Dr. Atkins worked for BASF, a chemical company, in sales and marketing. Dr. Atkins received a B.S. degree from Clemson University, an M.B.A. degree from Campbell University and a D.B.A. degree from Nova Southeastern University.

Jon E. M. Jacoby (age 65) has served as one of our directors since February 1999. Until his retirement in October 2003, Mr. Jacoby worked in various capacities since 1963, most recently as Vice-Chairman and member of the Executive Committee, for Stephens Inc. and Stephens Group, Inc., collectively engaged in investment banking and other business activities, and remains a director of Stephens Group, Inc. He is also a director of Delta & Pine Land Company, an agricultural products company; Power-One, Inc., a power supplies manufacturer; Sangamo Biosciences, a biotechnology company; and Conn’s Inc., retail stores specializing in electronics. Mr. Jacoby received a B.S. degree from the University of Notre Dame and an M.B.A. degree from Harvard Business School.

William T. Weyerhaeuser, Ph.D. (age 60) has served as Chairman of the Board of Directors since November 2001 and as one of our directors since May 1998. Dr. Weyerhaeuser was in private practice as a clinical psychologist from 1975 to 1999. From May 1993 to June 1994, he served as President of Rock Island Company, a private investment company, and from July 1994 to June 1998 as its Chairman of the Board and Chief Executive Officer. Dr. Weyerhaeuser currently serves as a director of several privately held companies and foundations, and of two other public companies, Potlatch Corporation, a timber and paper products company, and Columbia Banking System, Inc., a financial institution. Dr. Weyerhaeuser received a B.A. degree from Stanford University, an M.A. degree from Fuller Theological Seminary and a Ph.D. degree from the Fuller Graduate School of Psychology.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number, Term and Election of Directors

Our articles of incorporation provide that the number of directors shall be determined in the manner provided by our bylaws. Our bylaws provide that the number of directors shall not be less than four or more than ten, with the precise number to be determined by resolution of the Board of Directors. The Board of Directors is currently composed of eight directors and divided into three classes as follows:

•	Two Class I Directors — Messrs. Pahre and Titcomb, whose terms will expire at the 2005 annual meeting.

•	Three Class II Directors — Messrs. Gonzalez and James and Ms. Maza, whose terms will expire at the 2006 annual meeting.

•	Three Class III Directors — Dr. Atkins, Mr. Jacoby and Dr. Weyerhaeuser, whose terms expire at the 2004 Annual Meeting and who have been nominated for re-election at the 2004 Annual Meeting to three-year terms ending in 2007.

Generally, one class of directors will be elected each year by our shareholders. Each director will hold office until the election and qualification of his or her successor or upon earlier resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

The following individuals are continuing Class I Directors (terms to expire in 2005) and are not standing for election this year:

Richard N. Pahre (age 63) has served as one of our directors since February 2003. Mr. Pahre is a certified public accountant and, effective December 31, 2002, retired as a partner of Moss Adams LLP, a public accounting firm that provides services to a wide-range of public and private clients. From February 1977 to December 2002, Mr. Pahre served as an audit partner of Moss Adams LLP. Mr. Pahre joined Moss Adams LLP in August 1975 and served as a Senior Audit Manager through January 1977. Mr. Pahre joined the public accounting firm of Price Waterhouse & Co. in June 1962, and from June 1967 to August 1975 served as a Senior Audit Manager. Since 1993, Mr. Pahre has served on the Board of Directors and as Treasurer (non-executive) of Seattle Goodwill, a nonprofit organization. Mr. Pahre received a B.A. degree in accounting from the University of Washington.

John W. Titcomb, Jr. (age 53) has served as one of our directors since May 1995 and as Assistant Secretary from December 1997 to June 2000. Mr. Titcomb is a private investor and currently serves as a director of several privately held companies involved in various technology and manufacturing businesses. Mr. Titcomb received an A.B. degree from Harvard College and a J.D. degree from Harvard Law School.

The following individuals are continuing Class II Directors (terms to expire in 2006) and are not standing for election this year:

Gilberto H. Gonzalez (age 56) has served as one of our directors since February 2003. Mr. Gonzalez currently serves as Chairman of Evergreen Business Group, LLC, a company involved in real estate marketing, investing and development, and as Chairman of Select Capital Group, a financial services company. Beginning in 1970, Mr. Gonzalez has worked in the agricultural chemical business in various executive capacities in sales and marketing. Most recently, Mr. Gonzalez served as Executive Vice President of Micro Flo Company, an agricultural chemical production company, from 1991 to 1999, and Regional Sales Manager from 1985 to 1989. From 1970 to 1985, Mr. Gonzalez worked for Helena Chemical Company in a variety of managerial roles, most notably Division Manager of the Midwest and Northcentral Divisions, and as Director of the Andean Block for Vertac International, an international division of Helena. Mr. Gonzalez received a B.S. degree in Agricultural Business and Economics from Texas A&M University.

Albert A. James (age 72) has served as one of our directors since May 1995 and as our Secretary from May 1995 to June 2000. Mr. James is a private investor and currently serves as a general partner in several real estate projects in the western United States. Mr. James has also served as a director of several privately held companies. From 1982 to November 1997, Mr. James served as Managing Partner of Bellevue Associates, a commercial real estate management company. He served as Secretary and Treasurer of Anthony’s Restaurants, a regional chain of restaurants, from 1976 to June 1995, and, from 1981 to March 1994, Mr. James served as Vice President of Alpine Industries, a window and laminated glass manufacturing company. In 1957, Mr. James founded a discount drug and cosmetic business that merged with a chain of discount retail drug stores, which was ultimately sold to Payless Drug Stores Northwest in 1969. Mr. James received a B.S. degree in Pharmacy from the University of Washington.

Agatha L. Maza (age 64) has served as one of our directors since May 1995. From February 1994 to October 1995, Ms. Maza served as Chief Executive Officer of the National Testing Laboratory in Portland, a division of the American Red Cross involved in biological testing of blood. From July 1991 to January 1994, she served as Chief Executive Officer of Medical Arts Laboratory and, from January 1988 to December 1990, as Chief Executive Officer of Eastside Medical Laboratory, both of which are medical diagnostics services laboratories. Ms. Maza currently serves as Chief Executive Officer, President of Roadable Aircraft International, Inc., a start-up company involved in the research and development of new transportation technologies. Ms. Maza received a B.S. degree from Seattle University and an M.B.A. degree from City University and has completed the Executive Marketing Management Program at Stanford University.

Independence of the Board of Directors

The Board of Directors has reviewed the relationships between Eden Bioscience and each of its directors and has determined that all of the directors, other than Dr. Atkins, Eden Bioscience’s President and Chief Executive Officer, are independent under the recently adopted Nasdaq corporate governance listing standards.

Board Attendance

During 2003, there were eight meetings of the Board of Directors. Each of Eden Bioscience’s directors attended at least 75% of the aggregate of (a) the number of board meetings held in 2003 during that director’s service on the Board of Directors and (b) the number of meetings held by each of the committees of the Board of Directors on which the director served.

The Board of Directors has adopted a policy that each director is encouraged to attend Eden Bioscience’s regularly scheduled annual meeting of shareholders. Seven out of eight directors as of May 21, 2003 attended Eden Bioscience’s 2003 annual meeting of shareholders held on that date.

Board of Directors Compensation

Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors and its committees.

Eden Bioscience does not have a standard arrangement pursuant to which directors receive equity compensation for their services as directors. Rather, directors in the past have been and may in the future be granted equity awards at the discretion of the Board of Directors. In February 2003, the Board of Directors granted each of Messrs. Gonzalez and Pahre an option to purchase 35,000 shares of our common stock at an exercise price of $1.40 per share, of which options to purchase 5,000 shares were vested immediately and the remaining options vest annually in equal installments on the first, second and third anniversaries of the date of grant. The options expire in February 2013. In July 2003, the Board of Directors granted each non-employee director, except for Messrs. Gonzalez and Pahre, an option to purchase 30,000 shares of our common stock at an exercise price of $1.85 per share, with each option to vest annually in equal installments on the first, second and third anniversaries of the date of grant. The options expire in July 2013.

Committees of the Board of Directors

Compensation Committee

The Compensation Committee currently consists of Messrs. Jacoby, James and Titcomb (Chair). Each member of the Compensation Committee is an independent director under Nasdaq listing standards.

The primary function of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of Eden Bioscience’s chief executive officer and other executives. The Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs. In addition, the Compensation Committee considers incentive compensation plans for our employees and carries out duties assigned to it under our option plans and our employee stock purchase plan. The Compensation Committee is also responsible for performing other related responsibilities set forth in its written charter posted on Eden Bioscience’s website at www.edenbio.com.

The Compensation Committee held three meetings in 2003.

Audit Committee

The Audit Committee currently consists of Ms. Maza and Messrs. Gonzalez, Pahre (Chair) and Titcomb. Each member of the Audit Committee is an independent director under the rules of the Securities and Exchange Commission (“SEC”) and Nasdaq listing standards. The Board of Directors has determined that Mr. Pahre meets the definition of an “audit committee financial expert” under SEC rules.

The primary function of the Audit Committee is to represent and assist the Board of Directors with the oversight of:

•	the integrity of Eden Bioscience’s financial statements and internal controls;

•	Eden Bioscience’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualification; and

•	the performance of the audit function by the independent auditor.

In addition, the Audit Committee has ultimate authority to select, evaluate, and where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel and other advisors, as it determines necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its written charter, which is attached as Appendix A to this proxy statement and is posted on Eden Bioscience’s website at www.edenbio.com.

The Audit Committee held six meetings in 2003.

Nominating and Corporate Governance Committee

Each member of the Board of Directors, other than Dr. Atkins, is a member of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is an independent director under Nasdaq listing standards.

The primary function of the Nominating and Corporate Governance Committee is to:

•	identify individuals qualified to become members of the Board of Directors;

•	approve and recommend to the Board of Directors candidates for election to the Board of Directors;

•	develop, update as necessary and recommend to the Board of Directors corporate governance principles and policies applicable to Eden Bioscience; and

•	monitor compliance with such principles and policies.

The Nominating and Corporate Governance Committee is also responsible for performing other related responsibilities set forth in its written charter posted on Eden Bioscience’s website at www.edenbio.com.

The Nominating and Corporate Governance Committee was established on January 20, 2004.

Director Nomination Procedures

The Nominating and Corporate Governance Committee is generally responsible for the identification, review, selection and recommendation to the Board of Directors of candidates for director nominees, including the development of policies and procedures to assist in the performance of these responsibilities. The Nominating and Corporate Governance Committee reviews with the Board of Directors the requisite qualifications, skills and characteristics for Board of Directors nominees and composition and the specific considerations relating to individual director candidates. Upon the Nominating and Corporate Governance Committee’s recommendations, the Board of Directors recommends the director nominees to the shareholders for election.

Potential director candidates are referred to the Chairperson of the Nominating and Corporate Governance Committee for consideration by the Nominating and Corporate Governance Committee, which may then recommend the director candidate to the Board of Directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will determine appropriate means for seeking additional director candidates, including engagement of an outside consultant to assist in the identification of director candidates.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chairperson of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, providing the candidate’s name, biographical data and other relevant information.

Shareholders who intend to nominate a director for election at the 2005 annual meeting of shareholders must provide advance written notice of such nomination to the Corporate Secretary of Eden Bioscience in the manner described below under “Shareholder Proposals for 2005 Annual Meeting.”

The Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has adopted, Director Selection Guidelines set out in Exhibit A to the Nominating and Corporate Governance Committee Charter. In accordance with the Director Selection Guidelines, the Nominating and Corporate Governance Committee and the Board of Directors, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board of Directors nomination:

•	personal and professional ethics;

•	training and experience in making and overseeing policy in business, government and/or educational sectors;

•	willingness and ability to keep an open mind when considering matters affecting interests of Eden Bioscience and its constituents;

•	willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to the Board of Directors and committee membership;

•	willingness and ability to serve the Board of Directors for multiple terms to enable development of a deeper understanding of Eden Bioscience’s business affairs;

•	willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to Eden Bioscience and its constituents;

•	willingness to act in the best interests of Eden Bioscience and its constituents;

•	independence;

•	diversity;

•	professional experience, industry knowledge, skills and expertise;

•	leadership qualities; and

•	previous public company board of directors and committee experience.

The Nominating and Corporate Governance Committee periodically reviews with the Board of Directors the appropriate process for and the considerations to be made in the evaluation of director candidates. In the event there is a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee will initiate the effort to identify appropriate director candidates.

Shareholder Communications with the Board of Directors

Shareholders of Eden Bioscience may contact the Board of Directors as a group or an individual director by the U.S. Postal mail directed to the Chairman of the Board of Directors, c/o the Corporate Secretary of Eden Bioscience Corporation at 3830 Monte Villa Parkway, Suite 100, Bothell, WA 98021-7266. Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. All communications will be forwarded to the intended directors or to the Board of Directors as a whole, as applicable.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2005 annual meeting of shareholders should follow the procedures specified under the sections below entitled “Shareholder Proposals for 2005 Annual Meeting.” These sections outline the procedures for submission of shareholder proposals for inclusion in Eden Bioscience’s proxy statement for the 2005 annual meeting of shareholders and submission of nominations of persons for election to the Board of Directors or proposals for other business to be considered at the 2005 annual meeting of shareholders.

Additional Corporate Governance Information

The following corporate governance materials of Eden Bioscience are available in the Investor Information section of Eden Bioscience’s website at www.edenbio.com, and a copy of the materials will be mailed to you upon request to Eden Bioscience Corporation, Investor Relations, 3830 Monte Villa Parkway, Suite 100, Bothell, WA 98021-7266 or by calling 425-984-2135:

•	Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Charters;

•	Code of Ethics for our CEO and senior financial officers; and

•	Code of Conduct applicable to all directors, officers and employees of Eden Bioscience.

If we waive any material provision of our Code of Ethics for our CEO and senior financial officers or substantively change the code, we will disclose that fact on our website within five business days.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2003, Dr. Weyerhaeuser and Messrs. Gonzalez, Jacoby, James and Titcomb served at various times on our Compensation Committee, and none of these committee members served as an officer or employee of Eden Bioscience during that time. Mr. James served as our Secretary from May 1995 to June 2000 and Mr. Titcomb served as our Assistant Secretary from December 1997 to June 2000. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Executive Officers Who Are Not Directors

Bradley S. Powell (age 43) served as our Interim President from November 2001 to June 2002, and has served as Secretary since June 2000 and as Chief Financial Officer and Vice President of Finance since July 1998. From March 1994 to July 1998, he served as Vice President and Corporate Controller of Omega Environmental, Inc., a provider of products and services to owners of underground storage tanks. In 1983, Mr. Powell joined KPMG Peat Marwick, an international public accounting firm, as a certified public accountant and, from 1990 to March 1994, served as a Senior Audit Manager. Mr. Powell received a B.S. degree from Central Washington University.

Zhongmin Wei, Ph.D. (age 47) has served as our Chief Scientific Officer since November 2001, as Vice President of Research since May 1998, as Director of Research from April 1997 to May 1998 and as Senior Scientist from June 1996 to April 1997. From November 1995 to April 1996, Dr. Wei served as Principal Investigator at the Institute of Molecular Agrobiology in Singapore, an agricultural biotechnology research organization. From July 1992 to June 1996, Dr. Wei served as a Research Scientist and, from September 1989 to September 1992, as a Post-Doctoral Associate at the Cornell University School of Agricultural and Life Sciences. Dr. Wei received a B.S. degree from Zhejiang University and M.S. and Ph.D. degrees from Nanjing Agricultural University, both in the People’s Republic of China.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table summarizes certain information regarding the beneficial ownership of our common stock as of March 11, 2004 for:

•	each executive officer named in the Summary Compensation Table;

•	each of our directors;

•	all our directors and executive officers as a group; and

•	each person or group that we know owns more than 5% of our common stock.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises sole or shared voting or investment power. Shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after March 11, 2004 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of our common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names. Unless otherwise indicated, the following officers, directors and shareholders can be reached at the principal offices of Eden Bioscience.

	Shares of Eden Bioscience Corporation Common Stock
Name of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Executive Officers and Directors:
William T. Weyerhaeuser	1,325,340	(2)	5.42%
Agatha L. Maza	672,471	(3)	2.75%
Jon E. M. Jacoby	636,666	(4)	2.61%
Albert A. James	612,699	(5)	2.51%
Zhongmin Wei	419,500	(6)	1.69%
Bradley S. Powell	230,700	(7)	*
John W. Titcomb, Jr.	191,675	(8)	*
Rhett R. Atkins	131,600	(9)	*
Gilberto H. Gonzalez	16,500	(10)	*
Richard N. Pahre	15,000	(11)	*
All directors and executive officers as a group (10 persons)	4,252,151	(12)	16.73%

Other 5% Shareholder:
Stephens Group, Inc. 111 Center Street — Suite 2500 Little Rock, AR 72201	4,198,566	(13)	17.14%

*	Less than 1%.

(1)	Based on 24,361,990 shares outstanding as of March 11, 2004.

(2)	Represents 259,500 shares owned directly by Dr. Weyerhaeuser; 958,673 shares held by the WBW Trust Number One, of which Dr. Weyerhaeuser is trustee; 10,000 shares owned by Dr. Weyerhaeuser’s wife; 250 shares owned by one of Dr. Weyerhaeuser’s sons; 250 shares owned by a trust for Dr. Weyerhaeuser’s other son, of which Dr. Weyerhaeuser’s wife is trustee; and 96,667 shares subject to warrants and options exercisable within 60 days after March 11, 2004. Dr. Weyerhaeuser disclaims beneficial ownership of shares held by his wife, one of his sons and the trust established for his other son, except to the extent of his pecuniary interest in such shares.

(3)	Represents 310,200 shares owned directly by Ms. Maza; 151,191 shares held by Prudential Securities as custodian for the Agatha L. Maza IRA; 1,000 shares owned by Ms. Maza’s spouse; 135,080 shares held by the Maza Family LLC, of which Ms. Maza is a co-manager; and 75,000 shares subject to options that are exercisable within 60 days after March 11, 2004. Ms. Maza disclaims beneficial ownership of shares held by the Maza Family LLC, except to the extent of her pecuniary interest in such shares.

(4)	Includes 45,000 shares owned directly by Mr. Jacoby; 236,500 shares owned by Jacoby Enterprises, Inc., of which Mr. Jacoby is President; 666 shares owned by Jon E.M. Jacoby IRA; and 30,000 shares subject to options that are exercisable within 60 days after March 11, 2004. Also includes the following shares as to each of which Mr. Jacoby disclaims beneficial ownership, except to the extent of his pecuniary interest in such shares: 2,000 shares owned by Grandchild’s Trust One and 2,000 shares owned by Grandchild’s Trust Three as to each of which Mr. Jacoby, as co-trustee, has shared power of disposition and shared power to vote; 60,000 shares owned by Warren & Harriet Stephens Children’s

Trust and 240,000 shares owned by Warren Stephens Grantor’s Trust as to each of which Mr. Jacoby, as sole trustee, has sole power of disposition and sole power to vote; and 20,500 shares owned by Etablissement Landeco Vaduz, as to which Mr. Jacoby has shared power of disposition and no power to vote pursuant to a power of attorney granted to Mr. Jacoby. Does not include 4,065,233 shares and 133,333 shares subject to warrants exercisable within 60 days after March 11, 2004, beneficially owned by Stephens Group, Inc., of which Mr. Jacoby was an executive officer until his retirement on October 1, 2003 and of which he remains a director.

(5)	Represents 115,556 shares held by the Albert A. James Family Partnership, of which Mr. James is a co-general partner; 467,143 shares held by the Albert A. James Living Trust, of which Mr. James is trustee; and 30,000 shares subject to options that are exercisable within 60 days after March 11, 2004.

(6)	Represents 9,000 shares owned directly by Dr. Wei and 410,500 shares subject to options exercisable within 60 days after March 11, 2004.

(7)	Represents 6,000 shares owned directly by Mr. Powell; 224,500 shares subject to options exercisable within 60 days after March 11, 2004; and 200 shares held in a trust for the benefit of Mr. Powell’s minor sons, of which Mr. Powell’s father serves as trustee. Mr. Powell disclaims beneficial ownership of all such shares held in trust, except to the extent of his pecuniary interest in such shares.

(8)	Includes 70,000 shares owned directly by Mr. Titcomb; 18,335 shares held by Revocable Trust of Zahlen W. B. Titcomb, of which Mr. Titcomb is co-trustee; and 73,340 shares held by Frederick W. Titcomb, as custodian for the benefit of John W. Titcomb, Jr.’s minor children. Mr. John W. Titcomb, Jr. disclaims beneficial ownership of all such shares held by Revocable Trust of Zahlen W. B. Titcomb and Frederick W. Titcomb, except to the extent of his pecuniary interest in such shares. Also includes 30,000 shares subject to options exercisable within 60 days after March 11, 2004. Does not include 226,036 shares held by John W. Titcomb, Jr. GST Trust, of which Peter C. Titcomb and Stephen T. Titcomb are co-trustees.

(9)	Represents 6,600 shares owned directly by Dr. Atkins and 125,000 shares subject to options exercisable within 60 days after March 11, 2004.

(10)	Represents 1,500 shares owned directly by Mr. Gonzalez and 15,000 shares subject to options exercisable within 60 days after March 11, 2004.

(11)	Represents 15,000 shares subject to options exercisable within 60 days after March 11, 2004.

(12)	Includes 1,051,667 shares subject to options and warrants that are exercisable within 60 days after March 11, 2004.

(13)	Includes 4,059,333 shares beneficially owned by Stephens - EBC, LLC, of which Stephens Group, Inc. is the sole managing member. Jon E. M. Jacoby, a director of Eden Bioscience, was an executive vice president of Stephens Group, Inc. until October 1, 2003 and remains a director of Stephens Group, Inc. Stephens - EBC, LLC has contributed all of its shares to a voting trust pursuant to which the trustee of the trust, an individual not affiliated with Stephens Group, Inc., has sole voting power. The trustee is required to vote such shares “for” or “against” proposals submitted to our shareholders in the same proportion as the votes cast “for” or “against” such proposals by all other shareholders, excluding abstentions. The voting trust agreement also imposes limitations on the sale or other disposition of the shares subject to the voting trust. The voting trust agreement expires in 2010 or such earlier time as Stephens Inc. ceases to be a market maker of our common stock. Also includes 133,333 shares subject to warrants exercisable within 60 days after March 11, 2004 and 5,900 shares beneficially owned by Stephens Inc., the second-tier wholly owned subsidiary of Stephens Group, Inc., representing shares held in the market-making inventory of Stephens Inc. and shares owned by clients in accounts over which Stephens Inc. exercises discretionary trading authority.

Equity Compensation Plan Information

The following table presents summary information about our equity compensation plans at December 31, 2003:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,548,941	$3.05	1,665,150	(1)
Equity compensation plans not approved by security holders (2)	200,000	15.00	—
Total	2,748,941	3.92	1,665,150

(1)	The 2000 Stock Incentive Plan (the “2000 Plan”) incorporates an evergreen formula pursuant to which the number of shares authorized for issuance is increased annually on the first day of each fiscal year by a number of shares equal to the least of (a) 1,500,000 shares; (b) 5% of the outstanding shares of common stock on a fully diluted basis as of the end of the immediately preceding fiscal year; and (c) a lesser amount as may be determined by the Board of Directors. The Board of Directors determined that no additional shares would be added to the 2000 Plan for 2004, 2003 and 2002. Under the 2000 Plan, in addition to options, we may make awards of our common stock or awards denominated in units of our common stock.

The 2000 Employee Stock Purchase Plan (the “2000 Stock Purchase Plan”) authorizes the issuance of a total of 500,000 shares of common stock, plus an automatic annual increase, to be added on the first day of our fiscal year beginning in 2002, equal to the least of (a) 250,000 shares; (b) 1% of the outstanding shares of common stock on a fully diluted basis as of the end of the immediately preceding fiscal year; and (c) a lesser amount as may be determined by the Board of Directors. The Board of Directors determined that no additional shares would be added to the 2000 Stock Purchase Plan for 2004, 2003 and 2002.

(2)	Represents warrants to purchase 133,333 shares of our common stock at $15.00 per share issued to Stephens Group, Inc. and warrants to purchase 66,667 shares of our common stock at $15.00 per share issued to WBW Trust Number One, in connection with credit facilities established with these entities. These credit facilities terminated upon our initial public offering. These warrants are currently exercisable and expire in August 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Eden Bioscience’s officers, directors and persons who own more than 10% of a registered class of Eden Bioscience’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish Eden Bioscience with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, Eden Bioscience believes that during 2003 all of its officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements of Section 16(a), except that a delinquent Form 4 was filed on behalf of Mr. Gilberto H. Gonzalez on November 4, 2003 relating to the purchase of 1,000 shares of our common stock on October 28, 2003 and 500 shares of our common stock on October 29, 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation earned for services rendered to Eden Bioscience in all capacities for the year ended December 31, 2003 by our chief executive officer and our other two executive officers whose total salary and bonus exceeded $100,000. We refer to these executive officers in other parts of this Proxy Statement as our “Named Executive Officers.”

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Securities Underlying Options (#)		All Other Compen- sation ($)
Rhett R. Atkins (1)	2003	$197,704	$—	$—		—		$—
President, Chief Executive Officer and Director	2002	116,827	—	3,026	(2)	500,000		14,364	(3)

Bradley S. Powell	2003	178,488	—	—		36,000		—
Vice President Finance, Chief	2002	195,500	15,000	—		150,000		—
Financial Officer and Secretary	2001	193,000	—	—		—		—

Zhongmin Wei	2003	182,916	—	—		268,000	(4)	—
Chief Scientific Officer and Vice	2002	202,000	15,000	—		—		—
President of Research	2001	199,500	—	—		—		—

(1)	Dr. Atkins joined Eden Bioscience in June 2002 as President and Chief Executive Officer.

(2)	Consists of amounts reimbursed for the payment of taxes relating to the reimbursement of certain expenses incurred by Dr. Atkins in connection with his relocation.

(3)	Consists of reimbursement of expenses incurred by Dr. Atkins in connection with his relocation.

(4)	On June 17, 2002, we offered to exchange certain outstanding options to purchase shares of our common stock granted to our then-current U.S. employees and officers (other than our Chief Financial Officer and then-Interim President) for new options to be granted under the 2000 Stock Incentive Plan on a date that was at least six months and one day after the date that we cancelled the tendered options. Dr. Wei tendered an option to purchase 100,000 shares of our common stock at $6.00 per share, of which options to purchase 66,666 shares were vested, and an option to purchase 150,000 shares of our common stock at $14.00 per share, of which options to purchase 50,000 shares were vested. We cancelled the tendered options on July 17, 2002. On January 21, 2003, based on the terms and subject to the conditions of the offer, we granted to Dr. Wei replacement options to purchase 250,000 shares of our common stock, subject to new option agreements we executed with Dr. Wei. Each new option has an exercise price of $1.64 per share (the fair market value of our common stock on the date of grant) and vests over four years at a rate of 25% on each anniversary of the vesting start date of the tendered option that it replaced. Consequently, replacement options granted to Dr. Wei to purchase 125,000 shares of our common stock were vested immediately upon grant and the options to purchase the remaining 125,000 shares will vest by August 9, 2004. The replacement options granted to Dr. Wei expire in January 2013.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to Named Executive Officers during the year ended December 31, 2003.

	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term
Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in fiscal year	Exercise price ($/Sh)	Expiration date

					5% ($)	10% ($)
Bradley S. Powell	36,000	3%	$1.64	1/21/13	$37,130	$94,095
Zhongmin Wei	100,000	8%	1.64	1/21/13	103,139	261,374
Zhongmin Wei	150,000	12%	1.64	1/21/13	154,708	392,061
Zhongmin Wei	18,000	1%	1.64	1/21/13	18,565	47,047

The figures above represent options granted under our 2000 Plan. During 2003, we granted options to purchase a total of 1,281,000 shares of our common stock. All options were granted at exercise prices equal to the fair market value of our common stock on the dates of grant. The options granted to Dr. Wei to purchase 100,000 and 150,000 shares of our common stock were replacement options for options surrendered by Dr. Wei in June 2002 in connection with the stock option replacement program described in Footnote 4 to the Summary Compensation Table above. The option granted to Mr. Powell and the option to purchase 18,000 shares of common stock granted to Dr. Wei vest over four years at a rate of 25% on each anniversary of the grant date.

The potential realizable value represents amounts, net of exercise price before taxes, which may be realized upon exercise of the option immediately prior to the expiration of the term assuming stock price appreciation of 5% and 10% over the option term. The 5% and 10% values are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No stock options were exercised by the Named Executive Officers during the year ended December 31, 2003. The following table sets forth information regarding unexercised stock options held by Named Executive Officers as of December 31, 2003.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Rhett R. Atkins	125,000	375,000	$—	$—
Bradley S. Powell	212,500	148,500	—	—
Zhongmin Wei	379,500	80,500	60,468	—

(1)	Amounts equal the closing price of our common stock as reported on The Nasdaq National Market on December 31, 2003 ($1.429 per share), less the option exercise price, multiplied by the number of shares of exercisable or unexercisable, as the case may be, in-the-money options. The per-share closing price at year-end is not necessarily indicative of future price performance. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Dr. Wei’s and Mr. Powell’s Employment Agreements

In August 2000, we entered into an employment agreement with Dr. Wei. In July 2003, we amended Dr. Wei’s employment agreement to extend the term of the employment agreement to December 31, 2004 and to make certain other changes. Pursuant to the amended agreement, we agreed to pay Dr. Wei a base salary to be determined from time to time by our Board of Directors. In addition, the amended agreement provides that he may be entitled to receive an annual bonus in an amount to be determined by our Board of Directors.

Under the amended agreement, Dr. Wei is subject to noncompetition and noninterference provisions during his employment and for up to 18 months following termination of his employment, to a customary inventions assignment provision during his employment and for three years after termination, and to a customary confidentiality provision at all times during and after his employment. In consideration for the noncompetition covenants, we will pay Dr. Wei his then applicable annual base salary, and will reimburse him for health care benefits for himself and his dependents, during the post-termination noncompetition period of up to 18 months, so long as he complies with his noncompetition, noninterference, inventions assignment and confidentiality obligations.

In addition to payments made in connection with his noncompetition covenant, if we terminate Dr. Wei’s employment for any reason, all of his unvested options will accelerate and become fully vested and exercisable, and he will be entitled to any unpaid annual base salary, accrued vacation and deferred compensation in addition to any payments made pursuant to his noncompetition provision. The amended employment agreement expires on December 31, 2004, unless earlier terminated in accordance with its terms.

Pursuant to an agreement we entered into with Mr. Powell in January 2002, if Mr. Powell’s employment is terminated by Eden Bioscience without cause, as defined in the agreement, he will receive severance payments equal to six months annual base salary.

Change-in-Control Agreements

In August 2000, we entered into change-in-control agreements with Mr. Powell and Dr. Wei. The agreements for Mr. Powell and Dr. Wei provide that, upon a change in control, we would continue to employ them, and they would remain in our employ, for a period of two years following a change in control. During that time, the agreements each provide that the position, authority, duties and responsibilities of the executives would be substantially the same as they were during the 90-day period prior to the change in control, and that their annual base salaries would be at least equal to their annual base salaries established by our Board of Directors prior to the change in control.

If, during this two-year period, the employment of the executives is terminated by us other than for cause, as defined in the agreements, or by the executives for good reason, as defined in the agreements, the terminated executive would be entitled to receive:

•	his annual base salary, and pro rata annual bonus, through the date of termination, and any deferred compensation; and

•	a severance payment equal to twice the sum of his annual base salary and the average of his past three annual bonuses.

In addition, the terminated executive’s unvested options would accelerate and become fully vested and exercisable. If the executive’s employment is terminated by us for cause or by the executives without good reason, the terminated executive will receive only the amount of his annual base salary and other deferred compensation then due.

Mr. Powell’s and Dr. Wei’s change-in-control agreements each provide that the executive is subject to noncompetition and noninterference provisions during his employment and for 18 months thereafter, to a customary inventions assignment provision during his employment and for three years thereafter and to a customary confidentiality provision at all times during and after his employment.

2000 Stock Incentive Plan

In the event of certain corporate transactions, such as a merger or sale of all or substantially all of the assets of Eden Bioscience, except as otherwise provided in the instrument evidencing the stock option, each outstanding stock option will be assumed or replaced with a comparable award by the successor corporation or parent thereof. If the successor corporation will not assume or replace the stock options, the stock options will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction. All stock options will terminate and cease to remain outstanding immediately following a corporate transaction, except to the extent assumed by the successor corporation. Except as otherwise provided in the instrument evidencing the award, to the extent that stock options accelerate due to a corporate transaction, the restrictions on restricted stock awards also will lapse.

If awards are assumed or replaced in a corporate transaction, such awards will become fully vested and exercisable (and any forfeiture or repurchase rights applicable to restricted stock awards will lapse) if a participant’s employment or services are terminated in contemplation of the corporate transaction or within three years following the corporate transaction, unless employment or services are terminated for cause or the participant terminates employment or services without good reason.

2000 Employee Stock Purchase Plan

In the event of a merger, consolidation or acquisition by another corporation of all or substantially all of our assets, each outstanding option to purchase shares under our 2000 Employee Stock Purchase Plan will be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, any offering period then in progress during which a participant may purchase stock will be shortened to a specified date before the proposed transaction.

1995 Combined Incentive and Nonqualified Stock Option Plan

In a stock-for-stock transaction involving a merger, consolidation, acquisition of property or stock or a reorganization, the Board of Directors and a successor corporation may determine that all outstanding options under our 1995 Combined Incentive and Nonqualified Stock Option Plan (the “1995 Plan”) will be converted into options to purchase shares of the successor corporation. If options are not assumed in a transaction, outstanding options will become fully vested and exercisable immediately before the transaction and will terminate upon the effectiveness of the transaction. Except as otherwise provided in the instrument evidencing the option, if options are converted into options to purchase stock of the successor corporation, such options will become fully vested and exercisable if an individual’s services are terminated in contemplation of the transaction or within three years of such transaction, unless services are terminated for cause or the individual terminates services without good reason. Effective on the date of our initial public offering, no additional options will be granted under our 1995 Plan.

Report on Executive Compensation by the Compensation Committee

The Compensation Committee has furnished the following report on executive compensation. The Compensation Committee, which is composed of three non-employee, independent directors, establishes and reviews the compensation and benefits of our executive officers, considers incentive compensation plans for our employees and carries out duties assigned to the committee under our stock option plans and our employee stock purchase plan. The Compensation Committee has the authority to retain and terminate compensation consulting firms, including authority to approve the firm’s fees and other retention terms.

Compensation Policies

Our compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of our shareholders. We believe that this will encourage the creation of additional shareholder value. The compensation policies are designed to achieve the following objectives:

•	offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value;

•	maintain a significant portion of our executives’ total compensation at risk, tied to both the annual and long-term financial performance of Eden Bioscience; and

•	further our short- and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

Our executive compensation program has three major integrated components: base salary, annual incentive awards and long-term incentives. We emphasize the award of stock options as long-term incentives to executive officers.

Base Salary. Base salary levels are determined annually by reviewing an individual executive’s skills, performance level and contribution to the business. Effective June 1, 2003, our Named Executive Officers voluntarily reduced their annual base salaries in order to reduce expenses and conserve cash.

Annual Incentive Awards. Annual cash bonus awards are based on an assessment by the Board of Directors of an individual executive’s performance and of the achievement of corporate objectives, among which include the following:

•	achievement of planned revenue targets;

•	management of expenditures to levels established in the annual budget;

•	progress toward development of product extensions and new products that utilize natural plant systems; and

•	progress toward development of new markets for our current products and possible future products.

Based on these goals, none of the Named Executive Officers received an annual cash bonus for 2003.

Long-Term Incentives. The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The committee believes that stock ownership is an excellent vehicle for compensating its officers and employees. We provide long-term incentives through our stock option plans. The purpose of the plans is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments generally over three to five years. Thus, the value of the shareholders’ investment must appreciate before the optionee receives any financial benefit. Additionally, the employee must remain in our employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in our employ. When determining option awards for an executive officer, the committee considers the executive’s current contribution to company performance, the anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Typically, options are granted on hire date and periodically thereafter.

Chief Executive Officer Compensation

Dr. Atkins’ annual compensation was determined upon his hiring in June 2002, after consideration of his job performance expectations, the advice and recommendation of Kincannon & Reed (the firm retained to conduct a nationwide search for a new president and chief executive officer) and other factors. Dr. Atkins’ 2003 annual base salary began the year at $231,693, which represented a $6,693 increase over the prior year. Effective June 1, 2003, Dr. Atkins voluntarily reduced his annual base salary to $166,819 in order to reduce expenses and conserve cash. The Chief Executive Officer’s base salary level is determined annually by reviewing skills, performance level and contribution to the business. We did not meet our revenue target in 2003 and Dr. Atkins did not receive an annual cash bonus or stock option grant for 2003.

162 Limitation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation that qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders. The Compensation Committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit for any individual executive. The stock option plans are designed to qualify for the performance-based exemption.

The Compensation Committee
of the Board of Directors

John W. Titcomb, Jr., Chairman
Jon E. M. Jacoby
Albert A. James

Performance Graph

Set forth below is a line graph comparing the cumulative return to the shareholders of Eden Bioscience’s common stock with the cumulative return of (a) The Nasdaq Stock Market U.S. Index and (b) the Nasdaq Biotechnology Index, resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, for the period commencing September 27, 2000 (the date of our initial public offering) and ending on December 31, 2003. The stock price performance shown in this graph is not necessarily indicative of future stock price performance.

Comparison of 39-Month Cumulative Total Return
Among Eden Bioscience Corporation, The Nasdaq Stock Market (U.S.) Index
and the Nasdaq Biotechnology Index

$250
$200
$150
$100
$50
$0
9/27/00
12/31/00
12/31/01
12/31/02
12/31/03
Eden Bioscience Corporation
The Nasdaq Stock Market (U.S.) Index
Nasdaq Biotechnology Index

	Cumulative Total Return
Quarter Ended	Eden Bioscience Corporation	The Nasdaq Stock Market (U.S.) Index	Nasdaq Bio-technology Index
9/27/00	$100.00	$100.00	$100.00
12/31/00	199.59	67.23	84.53
12/31/01	33.80	53.36	71.35
12/31/02	9.53	36.89	44.95
12/31/03	9.53	55.16	65.67

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are independent under SEC rules and Nasdaq listing standards. The Board of Directors adopted a written Audit Committee Charter, which is attached as Appendix A to this Proxy Statement.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the independent auditors. The Audit Committee also met separately with the independent auditors. Management represented to the Audit Committee that Eden Bioscience’s audited financial statements for the fiscal year ended December 31, 2003 were prepared in accordance with generally accepted accounting principles, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the 2003 fiscal year.

The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, and discussed with the independent auditors their independence relating to Eden Bioscience. The Audit Committee considered the non-audit services that the independent auditors provided in fiscal year 2003 and determined that such services do not impair the independent auditors’ independence. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent auditors.

Based on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Eden Bioscience’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee
of the Board of Directors

Richard N. Pahre, Chairman
Gilberto H. Gonzalez
Agatha L. Maza
John W. Titcomb, Jr.

INDEPENDENT AUDITORS

Change of Independent Public Accountants

On May 8, 2002, upon recommendation of the Audit Committee, the Board of Directors decided to no longer engage Arthur Andersen LLP (“Andersen”) as our independent public accountants and engaged KPMG LLP (“KPMG”) to serve as our independent public accountants for 2002.

Andersen’s reports on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through May 8, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years. Additionally, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, during these periods.

We provided Andersen with a copy of the foregoing disclosures and filed with our current report on Form 8-K regarding this matter (filed with the SEC on May 14, 2002) a letter from Andersen to the SEC, dated May 13, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through May 8, 2002, we did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Auditors’ Fees

The aggregate fees billed for professional services rendered by KPMG and Andersen for fiscal years 2003 and 2002 were as follows:

	KPMG				Andersen
	2003		2002		2003	2002
Audit Fees	$97,855		$77,300		$—	$10,000
Audit-Related Fees	10,000	(1)	1,250	(1)	—	—
Tax Fees	32,105	(2)	18,900	(2)	—	3,400	(2)
All Other Fees	8,779	(3)	52,690	(3)	—	—
Total Fees	$148,739		$150,140		$—	$13,400

(1)	Amounts relate to consultation regarding the stock option exchange program described in footnote 4 to the Summary Compensation Table included in this Proxy Statement, sublease accounting and other matters.

(2)	Amounts relate to tax compliance, tax advice and tax planning services.

(3)	Amounts relate to local tax, legal and consulting services provided by KPMG in Europe. Does not include any fees for financial information systems design and implementation.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent auditor. The policy is designed to ensure that the provision of these services does not impair the auditor’s independence. Under the policy, any services provided by the independent auditor, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent auditor to management.

For 2003, all services provided by KPMG were pre-approved.

2004 Independent Auditors

KPMG, independent auditors, has been selected to audit the financial statements of Eden Bioscience for the fiscal year ending December 31, 2004. KPMG has audited our financial statements since May 2002, when they were selected to succeed Andersen. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PROPOSAL 2

APPROVAL OF THE 2000 STOCK INCENTIVE PLAN, AS AMENDED TO PERMIT A
TAX DEDUCTION BY EDEN BIOSCIENCE OF CERTAIN EXECUTIVE COMPENSATION

On March 16, 2004, the Board of Directors, subject to shareholder approval, adopted an amended and restated 2000 Stock Incentive Plan (the “2000 Plan”) that amends the 2000 Plan originally approved by shareholders solely to incorporate three provisions that will enable Eden Bioscience to qualify awards granted under the 2000 Plan as “performance-based” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2000 Plan was originally adopted by the Board of Directors in July 2000 and was approved by shareholders in August 2000.

Pursuant to Section 162(m), in order for us to be able to deduct compensation (including equity compensation awards) in excess of $1 million paid in any year to our Chief Executive Officer or our four other most highly compensated executive officers (within the meaning of Section 162(m)), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals for the compensation be approved by our shareholders. Accordingly, we are submitting the 2000 Plan, as amended and restated to include the 162(m) provisions, for shareholder approval at the Annual Meeting.

The 2000 Plan incorporates three amendments. First, the plan was amended to impose a limit on the number of shares that may be made subject to awards to any individual in any one fiscal year and a limit on the number of shares that may be granted as one-time grants to newly hired or newly promoted individuals, to the extent required for compliance with Section 162(m). Second, the plan was amended to include a list of performance criteria upon which awards of performance-based restricted stock and restricted stock units may be based, as the plan administrator may determine in its sole discretion. Third, the plan was amended to require that the exercise price of all stock options intended to qualify as “performance-based” under Section 162(m) be at least 100% of the fair market value of the common stock on the date of grant.

The following summary of the material terms of the 2000 Plan, as amended and restated, is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is attached as Appendix B to this proxy statement and incorporated herein by reference. Please refer to Appendix B for more detailed information.

Summary of Terms

Purposes

The purpose of the 2000 Plan is to enhance long-term shareholder value by offering opportunities to selected persons to participate in our growth and success, to encourage them to remain in the service of Eden Bioscience and to acquire and maintain ownership in our company.

Administration — The Compensation Committee

The 2000 Plan is administered by the Compensation Committee of the Board of Directors. Each member of the committee is a “non-employee director” as defined for purposes of Section 16 of the Securities Exchange Act of 1934, and an “outside director” as defined for purposes of Section 162(m). The Compensation Committee has the authority to administer the plan, including, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award and to set the terms, conditions and provisions of such awards. The Board of Directors may also delegate responsibility for administering the 2000 Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board of Directors, subject to such limitations as the Board of Directors deems appropriate. To the extent consistent with applicable law, the Board of Directors may authorize one or more senior executive officers to grant awards to designated classes of eligible persons, within the limits specifically prescribed by the Board of Directors.

Eligibility

Awards may be granted under the 2000 Plan to the officers, directors, employees, consultants, agents, advisors and independent contractors of Eden Bioscience and its affiliates. As of March 31, 2004, approximately 48 individuals were eligible to participate in the 2000 Plan.

Types of Awards

The 2000 Plan provides for awards of stock options, shares of common stock or units denominated in common stock, all of which may be subject to restrictions.

Stock Options. The plan administrator determines the exercise price for shares purchased under a stock option granted under the 2000 Plan, except that (a) with respect to incentive stock options, it cannot be less than 100% (110% for stock options granted to 10% shareholders) of the fair market value of the common stock on the date of grant, (b) with respect to options intended to qualify as “performance-based” under Section 162(m), it cannot be less than 100% of the fair market value of the common stock on the date of grant and (c) with respect to nonqualified stock options not intended to qualify as “performance-based” under Section 162(m), it cannot be less than 85% of the fair market value of the common stock on the date of grant. For purposes of the 2000 Plan, fair market value means the closing sales price of the common stock as reported on The Nasdaq National Market on the date of grant or, if no reported price exists for that date, the closing sales price of the common stock on the last preceding date on which a price exists. The plan administrator establishes the time at which, or the installments in which, stock options granted under the 2000 Plan will vest and become exercisable. Unless the plan administrator decides otherwise, a stock option granted under the 2000 Plan will expire 10 years from the date of grant (5 years for stock options granted to more than 10% shareholders), subject to earlier termination if an optionee terminates employment or services with Eden Bioscience.

Stock Awards. The plan administrator is authorized under the 2000 Plan to award shares of common stock or awards denominated in units of common stock on such terms and conditions and subject to such repurchase or forfeiture provisions, if any, established by the plan administrator in its sole discretion. The terms, conditions and restrictions that the plan administrator has the power to determine include, without limitation, the manner in which shares subject to stock awards must be held while restricted and the circumstances under which stock awards will be forfeited or repurchased if a holder’s service with us is terminated.

Shares Subject to the 2000 Plan

Subject to adjustment in the event of stock splits, stock dividends and the like, a total of 1,500,000 shares of common stock may be issued under the 2000 Plan, plus an automatic annual increase, to be added on the first day of our fiscal year beginning in 2002, equal to the least of (1) 1,500,000 shares; (2) 5% of the outstanding common stock on a fully diluted basis as of the end the immediately preceding fiscal year; and (3) a lesser amount as may be determined by the Board of Directors. Any shares from increases in previous years that are not actually issued will be added to the aggregate number of shares available for future issuance. The Board of Directors determined that no additional shares would be added to the 2000 Plan in 2004, 2003 and 2002.

In addition, shares remaining available for issuance under our 1995 Combined Incentive and Non-qualified Stock Option Plan (the “1995 Plan”) as of the date of our initial public offering became available for issuance under the 2000 Plan, as well as shares subject to outstanding stock options under the 1995 Plan as of the date of our initial public offering that expire or are otherwise cancelled without being exercised, up to an aggregate maximum of 2,824,834 shares.

Any shares that have been made subject to an award and that cease to be subject to the award (other than by reason of exercise or settlement of the award to the extent it is exercised for or settled in vested and nonforfeitable shares) are again available for issuance under the 2000 Plan. In the event shares issued under the 2000 Plan are reacquired by Eden Bioscience pursuant to any forfeiture provision or right of repurchase, such shares generally are again available for issuance under the 2000 Plan.

Nonassignability of Awards

Unless the plan administrator determines otherwise, no award granted under the 2000 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, otherwise than by will or by the laws of descent and distribution. The plan administrator may, in its sole discretion and to the extent permitted by Section 422 of the Code, permit a participant to assign or transfer an award and may permit a participant to designate a beneficiary who may exercise an award or receive payment under an award after the participant’s death, but any award assigned or transferred will be subject the same terms and conditions contained in the instrument evidencing the award. Each award may be exercised, during the participant’s lifetime, only by the participant.

Term, Termination and Amendment

Unless earlier terminated by the Board of Directors, the 2000 Plan will terminate on July 6, 2010. The Board of Directors may generally suspend, amend or terminate all or a portion of the 2000 Plan at any time, as long as the rights of a participant are not impaired without the participant’s consent, subject to shareholder approval to the extent necessary to comply with regulatory requirements. The amendment of an outstanding award generally cannot impair or diminish the rights of any participant without the participant’s consent.

Performance-Based Compensation under Section 162(m)

The plan administrator may use performance criteria related to profits, profit growth, profit-related return ratios, cash flow or total shareholder return to set performance goals for an award of restricted stock or restricted stock units under the 2000 Plan, as amended and restated. Such performance objectives may be stated in absolute terms or relative to comparison companies.

Subject to adjustment in the event of stock splits, stock dividends and the like, not more than 500,000 shares of common stock may be made subject to awards under the 2000 Plan to any individual in the aggregate in any one fiscal year, except that the plan administrator may make one-time grants of up to 750,000 shares to newly hired or newly promoted individuals, such limitations to be applied to the extent required for compliance with Section 162(m).

Change in Control

In the event of certain corporate transactions, such as a merger or sale of all or substantially all of the assets of Eden Bioscience, except as otherwise provided in the instrument evidencing the stock option, each outstanding stock option will be assumed or replaced with a comparable award by the successor corporation or parent thereof. If the successor corporation will not assume or replace the stock options, the stock options will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction. All stock options will terminate and cease to remain outstanding immediately following a corporate transaction, except to the extent assumed by the successor corporation. Except as otherwise provided in the instrument evidencing the award, to the extent that stock options accelerate due to a corporate transaction, the restrictions on restricted stock awards also will lapse.

If awards are assumed or replaced in a corporate transaction, such awards will become fully vested and exercisable (and any forfeiture or repurchase rights applicable to restricted stock awards will lapse) if a participant’s employment or services are terminated in contemplation of the corporate transaction or within three years following the corporate transaction, unless employment or services are terminated for cause or the participant terminates employment or services without good reason.

Other Information

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2000 Plan are discretionary. The closing price of our common stock, as reported on The Nasdaq National Market on March 19, 2004, was $1.54 per share.

U.S. Federal Income Tax Consequences

The following briefly describes the U.S. federal income tax consequences of the 2000 Plan generally applicable to Eden Bioscience and to participants who are U.S. citizens.

Stock Options

Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a non-qualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the stock option and (b) two years from the grant date of the stock option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the stock option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price, increased by the amount of ordinary income, if any, the participant recognized.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Awards

Upon receipt of a stock award, a participant generally will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of grant over the amount, if any, paid by the participant for the shares. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant for the shares plus the amount of taxable ordinary income recognized by the participant at the time of grant.

Restricted Stock and Restricted Stock Unit Awards

A participant who receives an award of restricted stock or restricted stock units does not generally recognize taxable income at the time the award is granted. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (1) freely transferable or (2) no longer subject to a substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives a restricted stock award in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date the award is granted.

Tax Consequences to the Company

In the foregoing cases, Eden Bioscience generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m).

Tax Withholding

Eden Bioscience is not required to issue any shares of common stock or make any cash distributions under the 2000 Plan until the participant’s tax withholding obligations that arise in connection with an award are satisfied. The plan administrator may permit or require a participant to satisfy all or a part of any withholding tax obligations (a) by having Eden Bioscience withhold all or a portion of any shares of common stock that would otherwise by issued to the participant pursuant to an award (up to the employer’s minimum required tax withholding rate) or (b) by surrendering all or a portion of any shares that the participant previously acquired (up to the employer’s minimum required tax withholding rate to the extent the participant has held the surrendered shares for less than six months).

General

If the 2000 Plan as proposed to be amended and restated is not approved by shareholders, awards will continue to be made under the 2000 Plan substantially as in effect prior to the proposed amendment and restatement. As a result, the income from certain awards may not be deductible under Section 162(m) to the extent that, when combined with other nonexempt compensation paid to our Chief Executive Officer and our four most highly compensated executive officers (within the meaning Section 162(m)), the income from such awards exceeds the $1,000,000 limit.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2000 STOCK INCENTIVE PLAN, AS AMENDED TO PERMIT A TAX DEDUCTION BY EDEN BIOSCIENCE OF CERTAIN EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Submission of Shareholder Proposals for Inclusion in the Proxy Statement

Under the SEC’s proxy rules, shareholder proposals that meet certain conditions may be included in Eden Bioscience’s proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Eden Bioscience’s 2005 annual meeting of shareholders must give notice of the proposal to Eden Bioscience no later than December 8, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 annual meeting of shareholders.

Advance Notice Procedures for Director Nominations and Other Business

Shareholders who intend to nominate persons for election to the Board of Directors or to present a proposal at the 2005 annual meeting of shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by Eden Bioscience’s Bylaws. Notice of nominations or other business proposed to be considered by shareholders, complying with Sections 2.6 or 3.3, as applicable, of the Bylaws, must be delivered to the Corporate Secretary no earlier than February 17, 2005 and no later than March 18, 2005. Notices should be sent to: Corporate Secretary, Eden Bioscience Corporation, 3830 Monte Villa Parkway, Suite 100, Bothell, Washington 98021-7266.

For proposals that are not timely filed, Eden Bioscience retains discretion to vote proxies it receives. For such proposals that are timely filed, Eden Bioscience retains discretion to vote proxies it receives provided that (1) Eden Bioscience includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

Copies of the Eden Bioscience 2003 Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC, are being mailed to shareholders, together with this Proxy Statement, form of proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Corporate Secretary of Eden Bioscience Corporation at 3830 Monte Villa Parkway, Suite 100, Bothell, Washington 98021-7266.

By order of the Board of Directors,

Rhett R. Atkins
President, Chief Executive Officer, and Director

Bothell, Washington
April 7, 2004

Appendix A

Eden Bioscience Corporation
Audit Committee Charter

I.    GENERAL FUNCTIONS, AUTHORITY, AND ROLE

The Audit Committee (the “Committee”) is a committee of the Board of Directors of the company (the “Board”). The Committee shall assist the Board in oversight of (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the independent auditors. The Committee shall have the sole authority and responsibility to appoint, retain, determine funding for, oversee and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this charter or otherwise assigned to it by the Board.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the Committee shall have the authority to retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors. In addition, the Committee may request any officer or employee of the company, its independent legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall also have authority to determine appropriate funding from the company for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The responsibilities of a member of the Committee shall be in addition to such member’s duties as a member of the Board. The Committee, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

While the Committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the Committee to plan or conduct audits or to determine whether the company’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor.

II.    MEMBERSHIP

The membership of the Committee shall consist of at least three members of the Board who shall serve at the pleasure of the Board. The membership of the Committee shall meet the independence requirements established by the Board, Nasdaq Stock Market (including applicable exceptions thereto) and any other regulations applicable to this company from time to time. Any director who has participated in the preparation of the financial statements of the company or any of its current subsidiaries at any time during the past three years may not sit on the Committee.

Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be a “financial expert” in accordance with such regulations as may be applicable to the company from time to time.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. In the absence of a member designated by the Board to serve as chairman of the Committee, the members of the Committee may appoint from among their number a person to preside at their meetings. The Board may remove any member from the Committee at any time with or without cause.

III.    RESPONSIBILITIES

The responsibilities of the Committee shall be as follows:

A.    GENERAL

1.	Establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities.

2.	Provide minutes of Committee meetings to the Board and report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

3.	Annually review and reassess the adequacy of this charter and submit it to the Board for approval.

4.	Perform such functions as may be assigned by law, the company’s articles of incorporation or bylaws, or the Board.

B.    INDEPENDENT AUDITOR

1.	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to and be overseen by the Committee.

2.	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the company and approve the fees for such services, other than de minimis non-audit services allowed by relevant law. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service; provided that the Committee is informed of each service pre-approved, and that no pre-approval shall be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

3.	Ensure that the Committee’s approval of any audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

4.	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

5.	At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

6.	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

7.	Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years.

C.    AUDIT PROCESS AND RESULTS

1.	Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

2.	Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the related footnotes, the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the report of the independent auditor thereon and to discuss any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls.

3.	Regularly review with the independent auditor any audit problems or difficulties and management’s response, including adjustments noted or proposed by the independent auditor but not taken (as immaterial or otherwise) by management, communications between the audit team and the national office concerning auditing or accounting issues, and any management or internal control letters issued or proposed to be issued by the auditor.

4.	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board whether the audited financial statements should be included in the company’s annual report on Form 10-K.

5.	Obtain and review timely reports from the independent auditor regarding (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted auditing standards that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal controls. Review any report issued by the company’s independent auditor regarding the company’s internal controls.

7.	Review and approve all related-party transactions as described in Item 404(a) of SEC Regulation S-K, including transactions between the company and its officers or directors or affiliates of officers or directors.

8.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

9.	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

10.	Consult with and support the Nominating and Corporate Governance Committee with respect to the development of, and monitoring compliance with, (a) a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the company from time to time; and (b) a code of conduct applicable to all directors, officers and employees pursuant to and to the extent required by regulations applicable to the company from time to time.

11.	Meet with the independent auditor and management in separate executive sessions, as necessary or appropriate, to discuss any matters that the Committee or any of these groups believe should be discussed privately with the Committee.

D.    AUDIT COMMITTEE REPORT

Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement.

Appendix B

EDEN BIOSCIENCE CORPORATION

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of the Eden Bioscience Corporation Stock Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Eden Bioscience Corporation, a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means a grant of Options or Stock Awards, or any combination thereof, pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in an employment or services agreement between the Company or a Related Corporation and a Participant, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.0025 per share, of the Company.

“Company” means Eden Bioscience Corporation, a Washington corporation.

“Corporate Transaction” means either of the following events:

(a)	Consummation of any merger or consolidation of the Company with or into another corporation or

(b)	Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets; provided, however, that a Corporation Transaction shall not include (i) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (ii) a mere reincorporation of the Company; (iii) a transaction undertaken for the sole purpose of creating a holding company; or (iv) a transfer of the Company’s assets to a majority-owned subsidiary corporation (as defined in Section 8) of the Company.

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Employment Termination Date” has the meaning set forth in Section 7.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the per share value of the Common Stock as established in good faith by the Plan Administrator, or if the Common Stock is (a) listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by that market for a single trading day or (b) listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Good Reason” means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:

(a)	a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) that, in the Participant’s reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant’s reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant’s employment for Cause, as a result of his or her Disability or death, or by the Participant other than for Good Reason;

(b)	a reduction in the Participant’s annual base salary;

(c)	the Successor Corporation’s requiring the Participant (without the Participant’s consent) to be based at any place outside a 50-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation’s business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d)	the Successor Corporation’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

(e)	any material breach by the Successor Corporation of its obligations to the Participant under the Plan or any substantially equivalent plan of the Successor Corporation; or

(f)	any purported termination of the Participant’s employment or service relationship for Cause by the Successor Corporation that is not in accordance with the definition of Cause under the Plan.

“Grant Date” means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Expiration Date” has the meaning set forth in Section 7.6.

“Option Term” has the meaning set forth in Section 7.3.

“Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the

Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

“Plan Administrator” means the Board or any committee or committees designated by the Board or any person to whom the Board has delegated authority to administer the Plan under Section 3.1.

“Related Corporation” means any entity that, directly or indirectly, is in control of or is controlled by the Company.

“Retirement” means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Successor Corporation” has the meaning set forth in Section 12.3.1.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2    Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4.    STOCK SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be:

(a)	1,500,000 shares; plus

(b)	an annual increase to be added as of the first day of the Company’s fiscal year beginning in 2002 equal to the least of (i) 1,500,000 shares and (ii) 5% of the outstanding shares of Common Stock of the Company as of the end of the Company’s immediately preceding fiscal year on a fully diluted basis (assuming exercise of all outstanding Options and warrants and conversion of all outstanding convertible preferred stock) and (iii) a lesser amount determined by the Board; provided that any shares from any such increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan; plus

(c)	any authorized shares (i) not issued or subject to outstanding options under the Company’s 1995 Combined Incentive and Nonqualified Stock Option Plan (the “Prior Plan”) on the date the initial registration of the Common Stock under Section 12 of the Exchange Act first becomes effective and (ii) any shares subject to outstanding options under the Prior Plan on such date that cease to be subject to such options (other than by reason of exercise of the options to the extent they are exercised for vested and nonforfeitable shares), up to an aggregate maximum of 2,824,834 shares, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2    Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, such shares shall again be available for the purposes of the Plan; provided, that the aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed the number of shares available for issuance as set forth in Section 4.1, subject to adjustment from time to time as provided in Section 12.1.

4.3    Limitations

Subject to adjustment from time to time as provided in Section 12.1, not more than 500,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make one-time grants of up to 750,000 shares to newly hired or newly promoted individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

SECTION 5.    ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants (a) are natural persons or an alter ego entity; (b) render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; and (c) render bona fide services that do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1    Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination.

6.2    Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3    Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7.    AWARDS OF OPTIONS

7.1    Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options, not less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Options intended to qualify as “performance-based” under Section 162(m) of the Code and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options not intended to qualify as “performance-based” under Section 162(m) of the Code. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3    Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Sections 8.2 and 8.4.

7.4    Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check (acceptable to the Plan Administrator) or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

(a)	cash;

(b)	check (acceptable to the Plan Administrator);

(c)	tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)	if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e)	such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note or (ii) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6    Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)	Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Employment Termination Date”) shall expire on such date.

(b)	Any portion of an Option that is vested and exercisable on the Employment Termination Date shall expire upon the earliest to occur of

(i)	if the Participant’s Employment Termination Date occurs for reasons other than Cause, Retirement, Disability or death, the three-month anniversary of such Employment Termination Date;

(ii)	if the Participant’s Employment Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Employment Termination Date; and

(iii)	the last day of the Option Term (the “Option Expiration Date”).

Notwithstanding the foregoing, if the Participant dies after the Employment Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Employment Termination Date shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire at the time the Company first notifies the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant’s relationship with the Company or a Related Corporation has ended, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)	A Participant’s transfer of employment or service relationship between or among the Company and a Related Corporation, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1    Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the

Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2    More Than 10% Shareholders

If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option granted to such individual shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3    Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.4    Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5    Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Employment Termination Date if termination was for reasons other than death or disability, (b) more than one year after the Employment Termination Date if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6    Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7    Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8    Shareholder Approval

If the shareholders of the Company do not approve the Plan within 12 months after the Board of Director’s adoption of the Plan, any outstanding Incentive Stock Options shall become Nonqualified Stock Options.

8.9    Code Definitions

For purposes of this Section 8, “parent corporation,” “subsidiary corporation” and “disability” have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK AWARDS

9.1    Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock (“Stock Awards”) on such terms and conditions and subject to such repurchase or forfeiture provisions, if any (which may be based on continuous service with the Company or the achievement of performance criteria related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such criteria may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2    Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10.    WITHHOLDING

10.1    General

To the extent required by applicable local, state, federal or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any shares of Common Stock or make any cash distributions under the Plan until such obligations are satisfied.

10.2    Share Withholding

The Plan Administrator may permit or require a Participant to satisfy all or part of any withholding tax obligations (a) by having the Company withhold all or a portion of any shares of Common Stock that would otherwise be issued to the Participant pursuant to an Award (up to the employer’s minimum required tax withholding rate) or (b) by surrendering all or a portion of any shares that the Participant previously acquired (up to the employer’s minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months). Such shares of Common Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

SECTION 11.    ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 12.    ADJUSTMENTS

12.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and the number and kind of securities issuable as Incentive Stock Options as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Awards and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2    Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3    Corporate Transaction

    12.3.1    Options

(a)	In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option, each outstanding Option shall be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”).

(b)	In the event the Successor Corporation refuses to assume, continue or substitute for an Option, each such outstanding Option shall become vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction.

(c)	For the purposes of this Section 12.3, the Option shall be considered assumed, continued or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d)	All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

    12.3.2    Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the repurchase or forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the repurchase or forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

    12.3.3    Acceleration

Except as otherwise provided in the instrument evidencing the Award, any Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically become 100% vested and exercisable (and any forfeiture or repurchase provisions to which Stock Awards are subject shall lapse to the same extent) in the event that the Participant’s employment or service relationship should terminate in contemplation of the Corporate Transaction or within three years following such Corporate Transaction, unless such employment or service relationship is terminated for Cause or by the Participant voluntarily without Good Reason.

    12.4    Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5    Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13.    MARKET STANDOFF

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days. The limitations of this Section 14 shall in all events terminate two years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 14.    AMENDMENT AND TERMINATION

14.1    Amendment or Termination of Plan

The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

14.2    Term of Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan’s adoption by the Board and approval by the shareholders.

14.3    Consent of Participant

The suspension, amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a

“modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

SECTION 15.    GENERAL

15.1    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2    No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

15.3    Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.4    No Rights as a Shareholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

15.6    Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

15.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.9    Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 16.    EFFECTIVE DATE

The effective date of the Plan is the date on which it is adopted by the Board so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

Adopted by the Board on July 6, 2000 and approved by the Company’s shareholders on August 9, 2000.

1.	ELECTION OF DIRECTORS: Class III (terms expiring 2007) 01 Rhett R. Atkins 02 Jon E. M. Jacoby 03 William T. Weyerhaeuser	| | | | | |	FOR ALL NOMINEES WITHHOLD ALL NOMINEES WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIUDAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.		This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

2.	APPROVE THE 2000 STOCK INCENTIVE PLAN, AS AMENDED TO PERMIT A TAX DEDUCTION BY EDEN BIOSCIENCE OF CERTAIN EXECUTIVE COMPENSATION	FOR | |	AGAINST | |	ABSTAIN | |

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.

Signature(s) _______________________________________________________ Dated: ______________________, 2004.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

/\ FOLD AND DETACH HERE /\

PROXY

FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS OF

EDEN BIOSCIENCE COPRORATION

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Bradley S. Powell and M. Philip Romney (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Eden Bioscience Corporation to be held at the Wyndham Garden Hotel, 19333 North Creek Parkway, Bothell, Washington on Tuesday, May 18, 2004 at 9:00 a.m. (Pacific Time) and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on reverse side.)

/\ FOLD AND DETACH HERE /\